Exhibit 99.1

Company/Investor Contact:

Dianne Will

Hemispherx Biopharma, Inc.

518-398-6222

ir@hemispherx.net

Hemispherx Biopharma Reports on Annual Stockholder Meeting

PHILADELPHIA, PA— September 19, 2012—Hemispherx Biopharma (NYSE MKT: HEB) announced that it held its 2012 Annual Meeting of Stockholders on September 18, 2012. Final voting results will be included in an 8-K to be filed later today.

Since turnout in prior years has been an issue, the Company reduced the quorum for this meeting to 33.3%. However, for this meeting the Stockholders surpassed the minimum quorum requirement with 49.36% of its outstanding shares voted.

At the meeting, each of the five nominees for Director named in the Company's Proxy Statement was elected to a one-year term and the selection of McGladrey LLP as independent auditors for the fiscal year ending December 31, 2012 was ratified.

The Stockholders also approved the annual, non-binding advisory vote on Executive Compensation with 85.35% of the shares cast to affirm the plan.

Finally, the Stockholders approved the proposal to permit the Board of Directors to allocate and utilize up to 75,000,000 shares of common stock for fundraising purposes to enhance financial flexibility with 83.11% voting “FOR”.

The Board of Directors extends its appreciation to all those Stockholders who voted.

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics Ampligen® and Alferon® LDO. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “hope,” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations and represent the Company’s judgment as of the date of this release. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.